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MacKenzie Realty Capital Announces Plans for a 1-for-10 Reverse Stock Split

Orinda, Calif., (July 9, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) today announced that its Board of Directors has approved a 1-for-10 reverse stock split. The reverse stock split was approved by MacKenzie’s Board on July 3, 2025, and is intended to increase the per share trading price of the Company's common stock to enable the Company to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The 1-for-10 reverse stock split would automatically convert ten current shares of MacKenzie’s common stock into one new share of common stock. No fractional shares (less than one whole share) would be issued in connection with the reverse stock split. In lieu of issuing a fractional share, stockholders of record who otherwise would be entitled to receive a fractional share would be entitled to cash in an amount equal to the applicable fraction multiplied by the closing price of the Company’s Common Stock on The Nasdaq Capital Market immediately prior to the split (as adjusted for the reverse stock split), without any interest. The reverse stock split would reduce the number of shares of common stock outstanding from 15,781,929.80 shares to approximately 1,578,192 shares. Proportional adjustments also would be made to the exercise prices of MacKenzie’s outstanding stock warrants.

Stockholders of record are not required to take any action to receive post-split shares in book-entry. Stockholders owning shares through a bank, broker, custodian or other nominee would have their positions automatically adjusted to reflect the reverse stock split, subject to the holding entity’s particular processes; such stockholders would not be required to take any action in connection with the reverse stock split. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split than those for registered stockholders. If a stockholder holds shares of common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee for more information.

The effective date of the reverse stock split has not yet been determined and will be announced by the Company at least two business days prior to its implementation.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com